JONES, WALKER                         Exhibit 5
                              WAECHTER, POITEVENT     TO REGISTRATION STATEMENT
                          CARRE`RE & DENE`GRE, L.L.P.


                              April 21, 2000


CenturyTel, Inc.
100 Century Park Drive
Monroe, Louisiana  71203

     RE:  Registration Statement on Form S-3
          CenturyTel, Inc. ("CenturyTel")

Gentlemen:

     We have acted as CenturyTel's special counsel in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by CenturyTel with the Securities and Exchange Commission (the "Commission") on the date hereof relating to the registration of senior unsecured debt securities ("Senior Debt Securities"), preferred stock ("Preferred Stock"), common stock and associated preference share purchase rights ("Common Stock") and warrants to purchase Senior Debt Securities, Preferred Stock or Common Stock ("Warrants" and, collectively with the Senior Debt Securities, Preferred Stock and Common Stock, the "Securities") which may be issued from time to time in one or more series as determined by CenturyTel's Board of Directors, or any committee thereof, in subsequent resolutions ("Subsequent Resolutions") and as described in a supplement to the prospectus (a "Prospectus Supplement") that forms a part of the Registration Statement.

     In connection with rendering the opinions expressed below, we have examined original, photostatic or certified copies of (i) the resolutions adopted by the Board of Directors of CenturyTel on November 18, 1999 (the "Board Resolutions"), (ii) the Indenture (the "Indenture") dated as of March 31, 1994 between CenturyTel (formerly named Century Telephone Enterprises, Inc.) and Regions Bank (successor to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), Montgomery, Alabama, as Trustee (the "Trustee"), and (iii) such other records of CenturyTel, certificates of CenturyTel's officers and public officials, and such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that:

     1. CenturyTel is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power to issue the Securities.

     2. Each series of Senior Debt Securities will be legally issued and binding obligations of CenturyTel when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act of 1933, as amended (the "Act"), (ii) any necessary supplemental indenture to the Indenture shall have been duly authorized, executed and delivered by CenturyTel and the Trustee, (iii) the terms of such series of Senior Debt Securities shall have been established and approved in accordance with Subsequent Resolutions, as contemplated by the Indenture and the Registration Statement, (iv) a Prospectus Supplement with respect to such series of Senior Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (v) any required certificates representing such series of Senior Debt Securities shall have been duly authenticated, executed and delivered in accordance with the Indenture, and such Securities shall have been duly delivered to, or registered in the name of, the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

     3. The Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the issuance and sale of the Common Stock shall have been approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (iii) a Prospectus Supplement with respect to such shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (iv) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than the par value) in accordance with the applicable underwriting, purchase or similar agreement.

     4. Each series of Warrants to purchase Senior Debt Securities will be legally issued and binding obligations of CenturyTel when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) a warrant agreement relating to such Warrants shall have been duly authorized, executed and delivered by CenturyTel and the warrant agent or agents thereunder, (iii) the terms of such Warrants and the Senior Debt Securities issuable upon exercise thereof shall have been established and approved in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, the Indenture and the warrant agreement relating to such Warrants, (iv) a Prospectus Supplement with respect to such Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the Indenture to validly issue the Senior Debt Securities upon exercise of the Warrants shall have been taken and (vi) such Warrants shall have been duly executed and authenticated or countersigned as provided in the warrant agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

     5. Each series of Preferred Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the terms of such series of Preferred Stock shall have been established and approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (iii) Articles of Amendment setting forth the terms of such series of Preferred Stock shall have been duly executed, acknowledged, filed and recorded and shall have become effective in accordance with the Louisiana Business Corporation Law, (iv) a Prospectus Supplement with respect to such series of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than par value) in accordance with the applicable underwriting, purchase or similar agreement.

     6. Each series of Warrants to purchase Common Stock or Preferred Stock will be legally issued and binding obligations of CenturyTel when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) a warrant agreement relating to such Warrants shall have been duly authorized, executed and delivered by CenturyTel and the warrant agent or agents thereunder, (iii) the terms of such Warrants and any Preferred Stock issuable upon exercise thereof shall have been established and approved in accordance with Subsequent Resolutions, as contemplated by the Registration Statement and the warrant agreement relating to such Warrants, (iv) a Prospectus Supplement with respect to such Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all action required under the Louisiana Business Corporation Law to validly issue Common Stock or Preferred Stock upon exercise of the Warrants shall have been taken and (vi) such series of Warrants shall have been duly executed and authenticated or countersigned as provided in the warrant agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

     In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security: (i) the Board of Directors, or any committee thereof, of CenturyTel shall have duly authorized the issuance and sale of each such Security pursuant to the adoption of Subsequent Resolutions and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iii) the Indenture has been duly authorized, executed and delivered by CenturyTel and the Trustee and the Indenture has been and continues to be qualified under the Trust Indenture Act of 1939, as amended; and (iv) there will not have occurred any change in law affecting the validity or enforceability of any such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by CenturyTel with the terms of such Security, will violate any applicable law or regulation (including those relating to the regulation of communications companies) or will result in a violation of any provision of any instrument or agreement then binding upon CenturyTel, or any restriction imposed by any court or governmental body having jurisdiction over CenturyTel or its assets.

     The opinions set forth in paragraphs 2, 4 and 6 hereof are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.

     The opinions rendered herein are specifically limited to currently applicable United States federal law and the laws of the State of Louisiana as they relate to the opinions expressed herein. We are members of the bar of the State of Louisiana and have neither been admitted to nor purport to be experts on the laws of any other jurisdiction. We express no opinion as to the application of the securities or blue sky laws of the various states to the sale of any Securities.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                              Yours very truly,


                              /s/  Jones, Walker, Waechter, Poitevent,
                              Carre`re & Dene`gre,  L.L.P.